LEGG MASON UNIT INVESTMENT TRUST
                                    SERIES 7
                                 TRUST AGREEMENT

                                                      Dated:  December 18, 1997

         This Trust Agreement among Legg Mason Wood Walker, Inc., as Depositor and Evaluator and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Legg Mason Unit Investment Trust, Series 5 and Subsequent Series, Standard Terms and Conditions of Trust, Effective May 23, 1995" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and Trustee agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                    PART II
                     SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                    1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

                    2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Essential Information - Fractional Undivided Interest Per Unit" in the Prospectus.

                    3. Section 1.01(3) shall be amended to read as follows:


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                    "(3) "Evaluator"  shall mean Legg Mason Wood Walker,  Inc.
         and its successors in interest, or any successor evaluator appointed as hereinafter provided."


                                      -2-

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         IN WITNESS WHEREOF, Legg Mason Wood Walker, Inc. has caused this Trust
Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents, all as of the day, month and year first above written.


                                                 Legg Mason Wood Walker, Inc.

                                                 By  Edmund J. Cashman, Jr.

                                                     __________________________
                                                          Vice President


                                                 The Bank of New York

                                                 By  Jeffrey Bieselin
                                                     __________________________
                                                          Vice President




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                         SCHEDULE A TO TRUST AGREEMENT
                              SECURITIES DEPOSITED

                                       IN

                   LEGG MASON UNIT INVESTMENT TRUST, SERIES 7

(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth in the Prospectus.)